Exhibit 5.1

                   Opinion of Sidley Austin Brown & Wood LLP


                                    E-5.1

                        SIDLEY AUSTIN BROWN & WOOD LLP

       BEIJING               787 SEVENTH AVENUE               LOS ANGELES
                          NEW YORK, NEW YORK 10019
      BRUSSELS             TELEPHONE 212 839 5300               NEW YORK
                           FACSIMILE 212 839 5599
       CHICAGO                 www.sidley.com                 SAN FRANCISCO

       DALLAS                   FOUNDED 1866                    SHANGHAI

       GENEVA                                                  SINGAPORE

     HONG KONG                                                    TOKYO

      LONDON                                                 WASHINGTON, D.C.





                                    August 26, 2003


Morgan Stanley
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

         We have acted as special counsel to Morgan Stanley, a Delaware corporation (the "Company"), in connection with the proposed offering by the Company of an aggregate of 10,827,531 shares of Common Stock, par value $.01 per share (the "Shares"), and associated preferred stock purchase rights ("Rights") pursuant to the Morgan Stanley DPSP/START Plan (the "Plan").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8 relating to the Shares and the Rights being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act (together with all exhibits thereto, the "Registration Statement") on August 26, 2003, (ii) the Amended and Restated Certificate of Incorporation, as amended, of the Company as currently in effect, (iii) the Amended and Restated By-laws of the Company as currently in effect, (iv) specimens of the certificates to be used to represent the Shares and (v) resolutions of the Board of Directors of the Company relating to the authorization of the issuance of the Shares and the Rights and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

         1. The Shares have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Plan and against payment therefor, the Shares will be validly issued, fully paid and nonassessable, assuming that a sufficient number of Shares is authorized and available for issuance and that the consideration therefor is not less than the par value of the Shares.

         2. The issuance of the Rights has been duly authorized by all necessary corporate action of the Company.

         We do not purport to be expert on, and we are not expressing an opinion with respect to, laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,



                                         /s/ Sidley Austin Brown & Wood LLP


                                     -2-